Signature Leisure, Inc. - Form S-8
                                              ----------------------------------


Exhibit 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 2004 appearing in the Annual Report on Form 10-KSB of Signature Leisure, Inc. for the year ended December 31, 2003 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/  Cordovano and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colorado
September 1, 2004


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